Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Six Months Ended June 30, 2026.

WAUWATOSA, WI – 7/23/26– Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $8.5 million, or $0.49 per diluted share, for the quarter ended June 30, 2026 compared to $7.7 million, or $0.43 per diluted share, for the quarter ended June 30, 2025.  Net income totaled $14.5 million for the six months ended June 30, 2026 compared to net income of $10.8 million for the six months ended June 30, 2025. Net income per diluted share was $0.84 for the six months ended June 30, 2026 compared to net income per diluted share of $0.59 for the six months ended June 30, 2025.

"We achieved another quarter of strong financial results, as quarterly net interest margin hit 3.03%, its highest level since the quarter ended December 31, 2022,” said William Bruss, Chief Executive Officer of Waterstone Financial, Inc. "The Community Banking segment realized a record quarterly net interest income of $15.8 million, which represented a $2.2 million, or 16.1%, increase compared to the quarter ended June 30, 2025.  The increases were primarily due to continued growth in yields on our loans held for investment and a reduction of our cost of funds, driven in part by continued growth in average transaction deposits. The Mortgage Banking segment generated pre-tax income of $1.6 million which represents a decrease of $403,000, or 20.2%, compared to the quarter ended June 30, 2025.  The Mortgage Banking segment achieved solid growth in loan origination volumes compared to the prior year, but this growth was offset by softer sales margins.  We increased our book value per share $0.51 during the quarter with continued strong earnings and the share repurchase program, prior to declaring our quarterly dividend of $0.17 per share. In total, $6.5 million was returned to shareholders through buybacks and dividends during the quarter."

Highlights of the Quarter Ended June 30, 2026

Waterstone Financial, Inc. (Consolidated)

●	Consolidated net income of Waterstone Financial, Inc. totaled $8.5 million for the quarter ended June 30, 2026 compared to net income of $7.7 million for the quarter ended June 30, 2025.
●	Consolidated return on average assets (annualized) was 1.52% for the quarter ended June 30, 2026 and 1.39% for the quarter ended June 30, 2025.
●	Consolidated return on average equity (annualized) was 9.65% for the quarter ended June 30, 2026 and 9.04% for the quarter ended June 30, 2025.
●	Dividends declared during the quarter ended June 30, 2026 totaled $0.17 per common share.
●	During the quarter ended June 30, 2026, we repurchased approximately 200,000 shares at a cost (including the federal excise tax) of $3.7 million, or $18.40 per share.
●	Nonperforming assets as a percentage of total assets was 0.30% at June 30, 2026, 0.35% at March 31, 2026, and 0.37% at June 30, 2025.
●	Past due loans as a percentage of total loans was 0.63% at June 30, 2026, 0.58% at March 31, 2026, and 0.69% at June 30, 2025.
●	Book value per share was $19.53 at June 30, 2026 and $19.03 at December 31, 2025.

Community Banking Segment

●	Pre-tax income totaled $9.0 million for the quarter ended June 30, 2026, which represents a $1.4 million, or 18.2%, increase compared to $7.6 million for the quarter ended June 30, 2025.
●	Net interest income totaled $15.8 million for the quarter ended June 30, 2026, which represents a $2.2 million, or 16.1%, increase compared to $13.6 million for the quarter ended June 30, 2025.
●

Average loans held for investment totaled $1.68 billion during the quarter ended June 30, 2026, which represents an increase of $9.7 million, or 0.6%, compared to $1.67 billion for the quarter ended June 30, 2025. The increase was primarily due to increases in multi-family mortgages offset by a decrease in single-family mortgages. Average loans held for investment decreased $2.1 million compared to $1.68 billion for the quarter ended March 31, 2026. The decrease was primarily due to a decrease in single-family real estate mortgages offset by an increase in increases in multi-family mortgages. See details on average loans by category in the table below.

●	Net interest margin increased 43 basis points to 3.03% for the quarter ended June 30, 2026 compared to 2.60% for the quarter ended June 30, 2025, which was primarily driven by an increase in weighted average yield on loans receivable and held for sale and decreases in the cost of borrowings and weighted average cost of deposits. Net interest margin increased six basis points compared to 2.97% for the quarter ended March 31, 2026, which was primarily driven by an increase in weighted average yield on loans receivable and held for sale and decreases in the weighted average cost of deposits.
●	Past due loans at the community banking segment totaled $8.5 million at June 30, 2026, $6.9 million at March 31, 2026, and $8.9 million at June 30, 2025.

●

The segment had a provision for credit losses related to funded loans of $171,000 for the quarter ended June 30, 2026 compared to a negative provision for credit losses related to funded loans of $125,000 for the quarter ended June 30, 2025.  The current quarter increase was primarily due to increases in commercial real estate external qualitative factors. The provision for credit losses related to unfunded loan commitments was $77,000 for the quarter ended June 30, 2026 compared to a provision for credit losses related to unfunded loan commitments of $106,000 for the quarter ended June 30, 2025. The provision for credit losses related to unfunded loan commitments for the quarter ended June 30, 2026 was due primarily to an increase of business and commercial real estate loans in the loan pipeline balance at quarter end.

●	The efficiency ratio, a non-GAAP ratio, was 48.16% for the quarter ended June 30, 2026, compared to 50.40% for the quarter ended June 30, 2025.
●

Average core retail deposits (excluding brokered and escrow accounts) totaled $1.34 billion during the quarter ended June 30, 2026, an increase of $26.3 million, or 2.0%, compared to $1.31 billion during the quarter ended June 30, 2025 due primarily to increases in money market and demand deposits balances. Average core retail deposits increased $4.4 million, or 1.3% annualized, compared to $1.33 billion for the quarter ended March 31, 2026.  The segment had an average of $86.4 million in brokered certificate of deposits during the quarter ended June 30, 2026 compared to $72.5 million during the quarter ended June 30, 2025.

●	Total compensation, payroll taxes and other employee benefits increased $585,000 or 11.6%, to $5.6 million during the quarter ended June 30, 2026 compared to $5.0 million during the quarter ended June 30, 2025. The increase primarily related to increased health insurance expense and ESOP expense as the average market price per share increased compared to the prior year.

Mortgage Banking Segment

●	Pre-tax income totaled $1.6 million for the quarter ended June 30, 2026, compared to a pre-tax income of $2.0 million for the quarter ended June 30, 2025.
●	Loan originations increased $33.0 million, or 5.6%, to $621.8 million during the quarter ended June 30, 2026, compared to $588.8 million during the quarter ended June 30, 2025. Origination volume relative to purchase activity accounted for 88.6% of originations for the quarter ended June 30, 2026 compared to 91.7% of total originations for the quarter ended June 30, 2025.
●	Mortgage banking non-interest income decreased $280,000, or 1.2%, to $22.4 million for the quarter ended June 30, 2026, compared to $22.6 million for the quarter ended June 30, 2025.
●	Gross margin on loans sold totaled 3.60% for the quarter ended June 30, 2026, compared to 3.84% for the quarter ended June 30, 2025. This decrease was driven by lower sales margins, as secondary market investors remained concerned about elevated long-term rates.
●	Total compensation, payroll taxes and other employee benefits increased $253,000 or 1.6%, to $16.6 million during the quarter ended June 30, 2026 compared to $16.3 million during the quarter ended June 30, 2025. The increase primarily related to increased commission expense, manager pay expense, production incentive expense, and salary expense offset by a decrease in health insurance expense.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank, a community-focused financial institution established in 1921. WaterStone Bank offers a comprehensive suite of personal and business banking products and operates 14 branch locations across southeastern Wisconsin. WaterStone Bank is also the parent company of WaterStone Mortgage Corporation, a national lender licensed in 48 states.

With a long-standing commitment to innovation, integrity, and community service, Waterstone Financial, Inc. supports the financial and homeownership goals of customers nationwide.

For more information about WaterStone Bank, visit wsbonline.com.

Forward-Looking Statements

This press release contains statements or information that may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Any such statements are based upon current expectations that involve a number of risks and uncertainties and are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Factors that might cause such a difference include changes in interest rates; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulation or actions by bank regulators; changes in tax laws; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; changes in the national and local economies; and other factors, including risk factors referenced in Item 1A. Risk Factors in Waterstone’s most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone’s belief as of the date of this press release.

Non-GAAP Financial Measures

Management uses non-GAAP financial information in its analysis of the Company's performance. Management believes that this non-GAAP measure provides a greater understanding of ongoing operations and enhance comparability of results of operations with prior periods. The Company’s management believes that investors may use this non-GAAP measure to analyze the Company's financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results.  Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in this measure and that different companies might calculate this measure differently.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2026	2025	2026	2025
	(In Thousands, except per share amounts)
Interest income:
Loans	$26,610	$25,875	$52,561	$50,953
Mortgage-related securities	1,479	1,253	2,933	2,444
Debt securities, federal funds sold and short-term investments	1,497	1,557	3,107	3,043
Total interest income	29,586	28,685	58,601	56,440
Interest expense:
Deposits	10,035	10,967	20,408	22,299
Borrowings	3,541	4,010	6,720	7,857
Total interest expense	13,576	14,977	27,128	30,156
Net interest income	16,010	13,708	31,473	26,284
Provision (credit) for credit losses	236	(9)	500	(567)
Net interest income after provision (credit) for credit losses	15,774	13,717	30,973	26,851
Noninterest income:
Service charges on loans and deposits	463	413	837	1,006
Increase in cash surrender value of life insurance	1,135	1,014	1,684	1,495
Mortgage banking income	22,144	22,559	41,094	38,287
Other	498	343	853	638
Total noninterest income	24,240	24,329	44,468	41,426
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	21,974	21,121	41,816	38,168
Occupancy, office furniture, and equipment	1,570	1,753	3,536	3,682
Advertising	727	746	1,344	1,469
Data processing	1,279	1,313	2,537	2,525
Communications	226	257	484	492
Professional fees	300	500	683	2,236
Real estate owned	27	(8)	29	(18)
Loan processing expense	817	817	1,846	1,737
Other	2,459	1,878	4,979	4,436
Total noninterest expenses	29,379	28,377	57,254	54,727
Income before income taxes	10,635	9,669	18,187	13,550
Income tax expense	2,173	1,942	3,728	2,787
Net income	$8,462	$7,727	$14,459	$10,763
Income per share:
Basic	$0.49	$0.43	$0.84	$0.59
Diluted	$0.49	$0.43	$0.84	$0.59
Weighted average shares outstanding:
Basic	17,114	17,989	17,243	18,127
Diluted	17,184	18,004	17,308	18,143

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	June 30,	December 31,
	2026	2025
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$32,749	$63,560
Federal funds sold	5,159	7,255
Interest-earning deposits in other financial institutions and other short term investments	293	292
Cash and cash equivalents	38,201	71,107
Securities available for sale (at fair value)	237,348	230,848
Loans held for sale (at fair value)	151,688	145,057
Loans receivable	1,683,881	1,675,552
Less: Allowance for credit losses ("ACL") - loans	17,884	17,478
Loans receivable, net	1,665,997	1,658,074

Office properties and equipment, net	18,900	18,855
Federal Home Loan Bank stock (at cost)	19,226	19,804
Cash surrender value of life insurance	79,217	77,353
Real estate owned, net	318	424
Prepaid expenses and other assets	41,864	37,985
Total assets	$2,252,759	$2,259,507

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$182,023	$175,595
Money market and savings deposits	343,530	329,031
Time deposits	895,428	932,646
Total deposits	1,420,981	1,437,272

Borrowings	412,000	412,258
Advance payments by borrowers for taxes	18,772	2,996
Other liabilities	49,877	57,589
Total liabilities	1,901,630	1,910,115

Shareholders' equity:
Preferred stock	-	-
Common stock	180	184
Additional paid-in capital	71,637	78,014
Retained earnings	301,620	292,957
Unearned ESOP shares	(8,902)	(9,496)
Accumulated other comprehensive loss, net of taxes	(13,406)	(12,267)
Total shareholders' equity	351,129	349,392
Total liabilities and shareholders' equity	$2,252,759	$2,259,507

Share Information
Shares outstanding	17,975	18,360
Book value per share	$19.53	$19.03

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
	(Dollars in Thousands, except per share amounts)
Condensed Results of Operations:
Net interest income	$16,010	$15,463	$15,711	$14,739	$13,708
Provision (credit) for credit losses	236	264	(558)	(269)	(9)
Total noninterest income	24,240	20,228	21,459	22,302	24,329
Total noninterest expense	29,379	27,875	27,677	27,466	28,377
Income before income taxes	10,635	7,552	10,051	9,844	9,669
Income tax expense	2,173	1,555	2,338	1,918	1,942
Net income	$8,462	$5,997	$7,713	$7,926	$7,727
Income per share – basic	$0.49	$0.35	$0.44	$0.45	$0.43
Income per share – diluted	$0.49	$0.34	$0.44	$0.45	$0.43
Dividends declared per common share	$0.17	$0.17	$0.15	$0.15	$0.15

Performance Ratios (annualized):
Return on average assets - QTD	1.52%	1.10%	1.35%	1.42%	1.39%
Return on average equity - QTD	9.65%	6.88%	8.74%	9.14%	9.04%
Net interest margin - QTD	3.03%	2.97%	2.89%	2.76%	2.60%

Return on average assets - YTD	1.31%	1.10%	1.19%	1.13%	0.99%
Return on average equity - YTD	8.26%	6.88%	7.62%	7.23%	6.32%
Net interest margin - YTD	3.00%	2.97%	2.68%	2.61%	2.54%

Asset Quality Ratios:
Past due loans to total loans	0.63%	0.58%	0.86%	0.50%	0.69%
Nonaccrual loans to total loans	0.39%	0.44%	0.37%	0.35%	0.49%
Nonperforming assets to total assets	0.30%	0.35%	0.29%	0.27%	0.37%
Allowance for credit losses - loans to loans receivable	1.06%	1.05%	1.04%	1.03%	1.07%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF QUARTERLY AVERAGE BALANCES AND YIELD/COSTS

(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Average balances	(Dollars in Thousands)
Interest-earning assets
Loans receivable and held for sale	$1,799,170	$1,788,736	$1,842,908	$1,809,600	$1,812,065
Mortgage related securities	185,513	183,980	180,434	178,063	173,220
Debt securities, federal funds sold and short term investments	136,901	137,861	133,781	131,165	131,710
Total interest-earning assets	2,121,584	2,110,577	2,157,123	2,118,828	2,116,995
Noninterest-earning assets	109,031	108,366	107,462	103,434	105,382
Total assets	$2,230,615	$2,218,943	$2,264,585	$2,222,262	$2,222,377

Interest-bearing liabilities
Demand accounts	$93,170	$90,133	$92,292	$90,015	$89,548
Money market, savings, and escrow accounts	354,112	343,416	339,368	334,300	320,908
Certificates of deposit - retail	817,261	817,019	823,586	823,274	830,550
Certificates of deposit - brokered	86,441	110,192	105,496	61,814	72,533
Total interest-bearing deposits	1,350,984	1,360,760	1,360,742	1,309,403	1,313,539
Borrowings	399,510	377,438	419,541	440,968	437,784
Total interest-bearing liabilities	1,750,494	1,738,198	1,780,283	1,750,371	1,751,323
Noninterest-bearing demand deposits	87,072	88,975	89,673	88,799	85,665
Noninterest-bearing liabilities	41,506	38,073	44,688	39,136	42,669
Total liabilities	1,879,072	1,865,246	1,914,644	1,878,306	1,879,657
Equity	351,543	353,697	349,941	343,956	342,720
Total liabilities and equity	$2,230,615	$2,218,943	$2,264,585	$2,222,262	$2,222,377

Average Yield/Costs (annualized)
Loans receivable and held for sale	5.93%	5.88%	5.85%	5.84%	5.73%
Mortgage related securities	3.20%	3.21%	3.09%	3.04%	2.90%
Debt securities, federal funds sold and short term investments	4.39%	4.74%	4.54%	4.74%	4.74%
Total interest-earning assets	5.59%	5.58%	5.54%	5.53%	5.43%

Demand accounts	0.11%	0.11%	0.11%	0.11%	0.11%
Money market and savings accounts	2.16%	2.25%	2.09%	2.04%	2.07%
Certificates of deposit - retail	3.57%	3.68%	3.78%	3.92%	4.11%
Certificates of deposit - brokered	3.81%	3.82%	3.89%	4.11%	4.35%
Total interest-bearing deposits	2.98%	3.09%	3.12%	3.19%	3.35%
Borrowings	3.56%	3.42%	3.51%	3.86%	3.67%
Total interest-bearing liabilities	3.11%	3.16%	3.21%	3.36%	3.43%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF QUARTERLY AVERAGE LOAN BALANCES

(Unaudited)

	June 30, 2026		March 31, 2026		June 30, 2025
	Ending Balance	Quarterly Average Balance	Ending Balance	Quarterly Average Balance	Ending Balance	Quarterly Average Balance
	(Dollars in Thousands)
Loans Receivable Category
One- to four-family	$460,495	$464,384	$471,890	$478,616	$503,343	$513,349
Over four family	781,860	773,593	769,927	763,930	725,352	725,341
Home equity	12,939	13,165	12,970	13,153	13,362	12,999
Construction and land	67,944	65,428	66,032	60,932	69,760	60,702
Commercial real estate	324,373	324,029	328,808	327,819	321,977	321,388
Consumer Loans	680	694	718	759	828	831
Commercial business loans	35,590	35,357	33,967	33,568	29,651	32,291
Total	$1,683,881	$1,676,650	$1,684,312	$1,678,777	$1,664,273	$1,666,901

COMMUNITY BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$15,830	$15,226	$15,521	$14,617	$13,640
Provision (credit) for credit losses	249	284	(518)	(276)	(19)
Total noninterest income	2,020	1,153	1,305	1,359	1,686
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	5,612	5,575	5,646	5,036	5,027
Occupancy, office furniture and equipment	942	1,103	1,026	907	920
Advertising	251	212	250	213	219
Data processing	722	765	741	733	806
Communications	105	112	103	108	99
Professional fees	197	228	185	200	196
Real estate owned	27	2	(298)	4	(8)
Loan processing expense	-	-	-	-	-
Other	741	598	630	617	466
Total noninterest expense	8,597	8,595	8,283	7,818	7,725
Income before income taxes	9,004	7,500	9,061	8,434	7,620
Income tax expense	1,741	1,538	2,063	1,518	1,400
Net income	$7,263	$5,962	$6,998	$6,916	$6,220

Efficiency ratio - QTD (non-GAAP)	48.16%	52.48%	49.23%	48.94%	50.40%
Efficiency ratio - YTD (non-GAAP)	50.23%	52.48%	51.76%	52.71%	54.78%

MORTGAGE BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$164	$214	$205	$103	$53
Provision (credit) for credit losses	(12)	(20)	(40)	7	10
Total noninterest income	22,363	19,121	20,172	20,985	22,643
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	16,565	14,471	15,489	15,716	16,312
Occupancy, office furniture and equipment	628	863	798	781	833
Advertising	476	405	446	499	527
Data processing	557	490	465	475	507
Communications	121	146	129	141	158
Professional fees	103	152	33	180	303
Real estate owned	-	-	-	-	-
Loan processing expense	817	1,029	571	688	817
Other	1,676	1,777	1,586	1,271	1,230
Total noninterest expense	20,943	19,333	19,517	19,751	20,687
Income before income taxes	1,596	22	900	1,330	1,999
Income tax expense	425	10	244	382	531
Net income	$1,171	$12	$656	$948	$1,468

Efficiency ratio - QTD (non-GAAP)	92.97%	99.99%	95.78%	93.66%	91.15%
Efficiency ratio - YTD (non-GAAP)	96.21%	99.99%	97.56%	98.17%	100.63%

Loan originations	$621,819	$508,314	$534,646	$539,404	$588,838
Purchase	88.6%	73.9%	78.9%	90.1%	91.7%
Refinance	11.4%	26.1%	21.1%	9.9%	8.3%
Gross margin on loans sold(1)	3.60%	3.65%	3.80%	3.87%	3.84%

(1) Gross margin on loans sold equals mortgage banking income (excluding the change in interest rate lock value) divided by total loan originations